TOUCHSTONE VARIABLE SERIES TRUST
               (formerly Select Advisors Variable Insurance Trust)

               Amendment No. 5 to Amended Declaration of Trust and
                  Fourth Amended and Restated Establishment and
                  Designation of Series of Shares of Beneficial
                     Interest (par value $0.00001 per share)
                           Dated as of January 4, 1999

         The undersigned, being the Trustees of the Select Advisors Variable Insurance Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article IX, Section 9.3(a) and 9.3(f) of the Trust's Declaration of Trust dated as of February 7, 1994 (the "Declaration"), hereby amend and restate the first sentence of Section 1.1 of the Declaration to read in its entirety: "The name of the trust is "Touchstone Variable Series Trust"."

         Pursuant to Articles IX, Section 9.3(a) and Article VI, Section 6.1 and
6.9 of the Declaration, the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration to:

         i.) add two additional series of Shares (as defined in the Declaration) of the Trust, to be designated the Touchstone Growth & Income Fund (the "Growth & Income Fund") and the Touchstone Bond Fund (the "Bond Fund")(each a "New Fund" and, collectively, the "New Funds"); and

         ii.) change the names of the six currently designated series of Shares (as defined in the Declaration)(each a "Current Fund" and, collectively, together with the New Funds, the "Funds") as follows:

         The Current Funds shall be redesignated as follows:

Current Fund name:                          New Fund name:

Touchstone Standby Income Portfolio         Touchstone Standby Income Fund
Touchstone Balanced Portfolio               Touchstone Balanced Fund
Touchstone Income Opportunity Portfolio     Touchstone Income Opportunity Fund
Touchstone Emerging Growth Portfolio        Touchstone Emerging Growth Fund
Touchstone International Equity Portfolio   Touchstone International Equity Fund
Touchstone Value Plus Portfolio             Touchstone Value Plus Fund

         The Funds shall have the following special and relative rights:

1. The Funds shall each be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, (the "1933 Act") to the extent pertaining to the offering of Shares of such Fund. Each Share of the Funds shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of such Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to that Fund, and shall be entitled to receive its pro rata share of the net assets of that Fund upon liquidation of the Fund, all as provided in
Section 6.9 of the Declaration. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

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2. Shareholders of each of the Funds shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rule, and by the Declaration.

3. The assets and liabilities of the Trust shall be allocated among each of the Growth & Income Fund and the Bond Fund and the other series of the Trust as set forth in Section 6.9 of the Declaration.

4. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of the Fund or any other series hereafter created, or otherwise to change the special and relative rights of the Funds or any such other series.



         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 30th day of December, 1998. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


                                   /s/ Edward G. Harness, Jr.
                                   ________________________________
                                   Edward G. Harness, Jr.

                                   /s/ Wiliam J. Williams
                                   --------------------------------
                                   William J. Williams

                                   /s/ Joseph S. Stern, Jr.
                                   --------------------------------
                                   Joseph S. Stern, Jr.


                                   --------------------------------
                                   Phillip R. Cox

                                   /s/ David Pollak
                                   --------------------------------
                                   David Pollak

                                   /s/ Robert E. Stautberg
                                   --------------------------------
                                   Robert E. Stautberg